PUBLIC ACCOUNTING FIRM



         We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 20, 2006, relating to the financial statements and financial highlights which appear in the October 31, 2006 Annual Report to Shareholders of Gartmore Mutual Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

         PricewaterhouseCoopers, LLP
         Philadelphia, Pennsylvania
         February 28, 2007